Exhibit 15





PRICE WATERHOUSE LLP



November 6, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

We are aware that Phelps Dodge Corporation has incorporated by reference our report dated October 9, 1996 (issued pursuant to the provisions of Statements on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statements on Form S-3 (No. 33-44380) and Form S-8 (Nos. 33-26442, 33-6141, 33-26443, 33-29144, 33-19012, 2-67317, 33-34363, 33-34362, 33-62486).
We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,




Price Waterhouse LLP
Phoenix, Arizona